 1. DATE ISSUED               |2. CFDA No.                 |
                              |                            |
           09/29/95           |           93.856           |                 DEPARTMENT OF HEALTH AND HUMAN SERVICES
-----------------------------------------------------------|                          PUBLIC HEALTH SERVICE
                                                           |
 3. SUPERSEDES AWARD NOTICE dated ______________________   |                     NATIONAL INSTITUTES OF HEALTH
    except that any additions or restrictions previously   |
    imposed remain in effect unless specifically rescinded.|    NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES EXTRAMURAL
-----------------------------------------------------------|
 4. GRANT NO.                     | 5. ADMINISTRATIVE CODES|                          NOTICE OF GRANT AWARD
                                  |                        |
    1 U01 AI39223-01              |    37X750B             |                 AUTHORIZATION (Legislation/Regulation)
                                  |                        |
-----------------------------------------------------------|                      42 USC 241 31 USC 6305 & 6306
 6. GRANT PERIOD  Mo./Day/Yr. |                Mo./Day/Yr. |                 RESEARCH PROJECT COOPERATIVE AGREEMENT
    From           09/30/95   | Through         08/31/98   |
-----------------------------------------------------------|
 7. BUDGET PERIOD Mo./Day/Yr. |                Mo./Day/Yr. |
    From           09/30/95   | Through         08/31/96   |
------------------------------------------------------------------------------------------------------------------------------------
 8. TITLE OF PROJECT (OR PROGRAM) (Limit to 56 spaces)

    CHLAMYDIA OIA FOR TESTING NON-INVASIVE GENITAL S                                                        SRC (48)
------------------------------------------------------------------------------------------------------------------------------------
 9. GRANTEE NAME AND ADDRESS                                                    |10. DIRECTOR OF PROJECT (PROGRAM DIRECTOR/PRINCIPAL
                                                                                |    INVESTIGATOR) (LAST NAME FIRST AND ADDRESS)
                                                                                |
    a. BIOSTAR INC                                                              |    CROSBY, MARK A                          BS
    b. 6655 LOOKOUT ROAD                                                        |    BIOSTAR INC
    c.                                                                          |    RESEARCH AND DEVELOPMENT
    d. BOULDER                     e. CO    f. 80301                            |    6655 LOOKOUT ROAD
                                                                                |    BOULDER, CO  80301
                                                                                |
------------------------------------------------------------------------------------------------------------------------------------
11. GRANTEE NAME AND ADDRESS                               |12. AWARD COMPUTATION FOR FINANCIAL ASSISTANCE
-----------------------------------------------------------|------------------------------------------------------------------------
    I    PHS Grant Funds Only               [ I ]          |    a. Amount of PHS Financial Assistance (from Item 11.0)...$   553,544
                                                           |
    II   Total project costs including grant funds and     |    b. Less Unobligated Balance From Prior Budget Periods....$         0
         all other financial participation                 |
                                                           |    c. Less Cumulative Prior Award(s) This Budget Period.....$         0
           (Select one and place NUMERAL in box.)          |                                                           -------------
-----------------------------------------------------------|    d. AMOUNT OF FINANCIAL ASSISTANCE THIS ACTION..........| $   553,544
    a.   Salaries and Wages...........$     137,000        |------------------------------------------------------------------------
                                                           |13. RECOMMENDED FUTURE SUPPORT (SUBJECT TO THE AVAILABILITY OF FUNDS AND
    b.   Fringe Benefits..............       24,210        |    SATISFACTORY PROGRESS OF THE PROJECT.)
                                                           |------------------------------------------------------------------------
    c.       Total Personnel Costs....$     161,210        | YEAR | TOTAL DIRECT COSTS/STIPENDS | YEAR | TOTAL DIRECT COSTS/STIPENDS
                                                           |------|-----------------------------|------|----------------------------
    d.   Consultant Costs.............$           0        |a. 02 |                434,979      |d.    |
                                                           |      |                             |      |
    e.   Equipment....................$     102,500        |b. 03 |                428,513      |e.    |
                                                           |      |                             |      |
    f.   Supplies.....................$      22,500        |c.    |                             |f.    |
                                                           |------------------------------------------------------------------------
    g.   Travel.......................$      31,500        |14. APPROVED DIRECT ASSISTANCE BUDGET (IN LIEU OF CASH)
                                                           |
    h.   Patient Care - Inpatient.....$           0        |    a. Amount of PHS Direct Assistance.......................$
                                                           |
    i.   Patient Care - Outpatient....$           0        |    b. Less Unobligated Balance From Prior Budget Periods....$
                                                           |
    j.   Alterations and Renovations..$      20,000        |    c. Less Cumulative Prior Award(s) This Budget Period.....$
                                                           |                                                           -------------
    k.   Other........................$      31,200        |    d. AMOUNT OF DIRECT ASSISTANCE THIS ACTION.............| $
                                                           |------------------------------------------------------------------------
    l.   Consortium/Contractual Costs.$      81,339        |15. PROGRAM INCOME SUBJECT TO 45 CFR PART 74, SUBPART F, OR 45 CFR
                                                           |    92.25, SHALL BE USED IN ACCORD WITH ONE OF THE FOLLOWING
    m.   Trainee Related Expenses.....$                    |    ALTERNATIVES (Select One and Place LETTER in box.)
                                                           |
    n.   Trainee Supplies.............$           0        |    a. DEDUCTION
                                                           |
    o.   Trainee Tuition and Fees.....$           0        |    b. ADDITIONAL COSTS
                                                           |
    p.   Trainee Travel...............$           0        |    c. MATCHING                                            [ D ]
                                                           |
                                    -----------------------|    d. OTHER RESEARCH (Add/Deduct Option)
                                    |                      |
    q.       TOTAL DIRECT COSTS.....| $     450,249        |    e. OTHER (See REMARKS)
------------------------------------|-----------------------------------------------------------------------------------------------
    r.   INDIRECT COSTS             |                      |16. THIS AWARD IS BASED ON AN APPLICATION SUBMITTED TO, AND AS APPROVED
           (Rate * % of S&W/TADC)...| $     103,295        |    BY, THE PHS ON THE ABOVE TITLED PROJECT AND IS SUBJECT TO THE TERMS
------------------------------------|----------------------|    AND CONDITIONS INCORPORATED EITHER DIRECTLY OR BY REFERENCE IN THE
                                    |                      |    FOLLOWING:
    s.   TOTAL APPROVED BUDGET......| $     553,544        |    a. The grant program legislation cited above.
------------------------------------|----------------------|    b. The grant program regulation cited above.
                                    |                      |    c. This award notice including terms and conditions, if any, noted
    t.   SBIR Fee...................| $           0        |       below under REMARKS.
-----------------------------------------------------------|    d. PHS Grants Policy Statement including addenda in effect as of the
                                                           |       beginning date of the budget period.
    u.   Federal Share................$     553,544        |    e. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
                                                           |       IN THE EVENT THERE ARE CONFLICTING OR OTHERWISE INCONSISTENT
    v.   Non-Federal Share............$                    |       POLICIES APPLICABLE TO THE GRANT, THE ABOVE ORDER OF PRECEDENCE
                                                           |       SHALL PREVAIL. ACCEPTANCE OF THE GRANT TERMS AND CONDITIONS IS
                                                           |       ACKNOWLEDGED BY THE GRANTEE WHEN FUNDS ARE DRAWN OR OTHERWISE
                                                           |       OBTAINED FROM THE GRANT PAYMENT SYSTEM.
------------------------------------------------------------------------------------------------------------------------------------
    REMARKS: (Other Terms and Conditions Attached - [X] Yes     [ ] No)

    BASE X RATE ($413,179 X 25.00)


    TS GRANT IS EXCLUDED FROM EXPANDED AUTHORITIES.
------------------------------------------------------------------------------------------------------------------------------------
    TS GRANTS MANAGEMENT OFFICER: (Signature)               (Name-Typed/Print)                                      (Title)

    /s/ Victoria C. Putprush                                TODD C. BALL, MICROBIOLOGY GMO, GMB, DEA, NIAID
------------------------------------------------------------------------------------------------------------------------------------
17. CBJ CLASS                              |18. CRS - EIN                              |19. LIST NO:
                   41.4I                   |                184200265A1                |
------------------------------------------------------------------------------------------------------------------------------------
         FY-CAN          |       DOCUMENT NO.       |   ADMINISTRATIVE CODE    |  AMT. ACTION FIN. ASST.  | AMT. ACTION DIR. ASST.
                         |                          |                          |                          |
20. a.  95 8425921       | b. U1AI39223A            | c.                       | d.                       | e.
                         |                          |                          |                          |
21. a.                   | b.                       | c.                       | d.                       | e.
                         |                          |                          |                          |
22. a.                   | b.                       | c.                       | d.                       | e.
------------------------------------------------------------------------------------------------------------------------------------
PHS-5152-5 (Rev. 7/92) 950926 1356           (Note: See reverse for payment information.)                     LAB

ATTACHMENT                                            GRANT #: 1 U01 AI 39223-01

                                 TERMS OF AWARD


General program income that may be generated from this grant is subject to the deductive alternative as defined in CFR Title 45, Part 74, Subpart F.

Pursuant to the NIH Revitalization Act (P.L. 103-43, June 10, 1993), section 2004, when purchasing equipment or products under this assistance award, the recipient should, whenever possible, purchase only American-made items.

"NOTICE: Under governing policy, Federal funds administered by the Public Health Service (PHS) shall not be expended for research involving live vertebrate animals without prior approval by the Office for Protection from Research Risks of an assurance to comply with the PHS policy on humane care and use of laboratory animals. This restriction applies to all performance sites without OPRR-approved assurances, whether domestic or foreign.

"NOTICE: Under governing regulations, Federal funds administered by the Department of Health and Human Services shall not be expended for and individuals shall not be enrolled in research involving human subjects, without prior approval by the Office for Protection from Research Risks of an assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all performance sites without OPRR-Approved assurances, whether domestic or foreign.

All funds awarded for indirect costs ($103,295) are restricted pending the negotiation of an approved indirect cost rate agreement with the NIH Financial Advisory Services Branch.

Approved travel funds must include travel for the Principal Investigator and two other scientists to two Steering Committee meetings in Bethesda, MD for two meetings per year.

Budgets for projects at University of California, Irvine are shown on attached spreadsheet.

Use of funds for the subcontract are restricted pending acceptance of a properly endorsed consortium agreement between the University of California, Irvine and BioStar, Inc.

Indirect Costs for the subcontract for future years are calculated at the currently effective rate. Adjustments will be made due to fluctuations at time of award.

Estimated indirect costs for future years for the subcontract are not available for direct cost purposes.

Consortia are to be established and administered in accordance with the NIH Consortium Policy (NIH Guide for Grants and Contracts Vol. 14 No. 7, June 21,
1985)

No funds may be used for consortium activity at University of Alabama, Birmingham. All evaluation activity will be handled by the evaluation site funded under this RFA.




                                     1.

No funds may be used for Alterations and Renovations until additional justification is provided to and approved by the NIAID.

Future year escalation has been calculated at 4%.

Additional justification must be provided for consultant costs budgeted for future years.

Grants Management Contact:

         Sharie Bernard
         (301) 402-5540
         (301) 480-3780 (Fax)

Program Official Contact

         Penelope J. Hitchcock, D.V.M.
         (301) 402-0443

Please see attached for Terms and Conditions and spreadsheets specific to this cooperative agreement.



                                       2.

SPECIAL TERMS AND CONDITIONS OF AWARD - RFA 95-001

These special Terms of Award are in addition to, and not in lieu of, otherwise applicable OMB administrative guidelines, HHS Grant Administration Regulations at 45 CFR part 74 and 92, and other HHS, PHS, and NIH Grant Administration policy statements.

The administrative and funding instrument used for this program is the Cooperative Agreement (U01), an "assistance" mechanism (rather than an "acquisition" mechanism), in which substantial NIH scientific and/or programmatic involvement with the awardee is anticipated during the performance of the activity.

Under the Cooperative Agreement, the NIH purpose is to support and/or stimulate the recipient's activity by involvement in and otherwise working jointly with the award recipient in a partner role, but it is not to assume direction, prime responsibility, or a dominant role in the activity.

Consistent with this concept, the dominant role and prime responsibility for the activity resides with the awardee(s) for the project as a whole, although specific tasks and activities in carrying out the study will be shared among the awardees and the NIAID Scientific Coordinator.

Under the cooperative agreement, a relationship will exist between the award recipient(s) and the NIAID in which the performers of the activities (1) are responsible for the requirements and conditions described below and (2) agree to accept program assistance from the named NIAID Scientific Coordinator in achieving project objectives.

Failure of an awardee to meet the performance requirements, including these special terms and conditions of award, or significant changes in the level of performance, may result in a reduction in budget, withholding of support, or suspension and/or termination of the award.

1.   AWARDEE RIGHTS AND RESPONSIBILITIES

The awardee is responsible for:

     a. Research design and development, including definition of objectives and approaches, planning, implementation, data collection, quality control, interim data and safety monitoring, final data analysis and interpretation, and publication of results.

     b. Establishing a mandatory Steering Committee to coordinate and manage the test development and test evaluation studies.

     c. Implementing the data collection strategy and methods collectively decided upon by the Steering Committee. For each study involving multiple institutions, it is the responsibility of each awardee/site to ensure that data will be collected and submitted in a timely way following such procedures as agreed to by the Steering Committee.

     d. Establishing mechanisms for quality control and monitoring. Awardees are responsible for ensuring the accurate and timely assessment of the progress of the study, including development of procedures to ensure that data collection and management are adequate for quality control and analysis.



                                    3.

     e. Preparing and submitting interim progress reports, when requested (not more than quarterly), to the NIAID Scientific Coordinator including, as a minimum, summary data on diagnostic test performance results. Such reports are in addition to the annual awardee noncompeting continuation progress reports.

     f. Establishing procedures, where applicable, for all participating institutions in coordinated awards to comply with FDA regulations for studies involving investigational agents or devices and to comply with the requirements of 45 CFR Part 46 for the protection of human subjects.

     g. Cooperating in the reporting of the study findings. The NIAID will have access to and may periodically review all data generated under an award. Where warranted by appropriate participation, plans for joint publication with NIAID of pooled data and conclusions, are to be developed by the Principal Investigator or Steering Committee, as applicable. NIH policies governing possible co-authorship of publications with NIAID staff will apply in all cases. In general, to warrant co-authorship, NIAID staff must have contributed to each of following areas: (a) design of the experiments or concepts being tested; (b) performance of significant portions of the activity; and (c) preparation and authorship of pertinent manuscripts. The awardee will retain custody of and have primary rights to the data developed under these awards, subject to Government right of access consistent with current HHS, PHS, and NIH policies. Contents of reports of study results are solely the responsibility of the authors and do not necessarily represent the views of NIAID.

2.   NIAID STAFF RESPONSIBILITIES

It is expected that the dominant role and prime responsibility for the activity will reside with the awardee(s) for the project as a whole. However, specific tasks and activities will be shared among the awardee(s) and the NIAID Scientific Coordinator. As required for the coordination of activities and to expedite progress, the NIAID Scientific Coordinator may designate additional NIAID staff to provide advice or assistance to the awardee(s) on specific scientific, technical, or management issues. The NIAID Scientific Coordinator shall retain overall programmatic responsibility for the award(s) and will clearly specify to the awardee(s) the name(s) and role(s) of any such additional individuals and the lines of reporting authority.

     a. Interacting with the principal investigator(s) on a regular basis to monitor study progress. Monitoring may include: (a) regular communications with the principal investigator and staff, (b) periodic site visits for discussions with awardee research teams, (c) observation of laboratory, manufacturing, data collection and management techniques, quality control, fiscal review, and other relevant matters, as well as (d) attendance at and participation in Scientific Steering Committee.

     b. Convening the first meeting of and subsequent participation in the Scientific Steering Committee that oversees study conduct. The NIAID Scientific Coordinator will be a full participant and voting member of the Scientific Steering Committee.

     c. Serving as a resource with respect to ongoing NIAID activities that may be relevant to the research to facilitate compatibility and avoid unnecessary duplication.




                                       4.

[FN]
     d. Substantial assistance in the design and coordination of research activities for awardees including:

        1. Assisting by providing advice on the management and technical performance of the investigations.

        2. Providing access to and use of, when appropriate, reagents and assays, and other resources available through NIAID contractors and awardees.

        3. Technical advice and assistance with meeting FDA requirements.

        4. Reviewing and approving study designs to insure that they are within the scope of peer review and for adequacy of safety, human subjects, and representation of women and minorities, as required by Federal regulations.

        5. Reviewing and providing advice regarding the establishment of mechanisms for quality control and study monitoring.

     e. Making recommendations for continued funding based on: (1) overall study progress, including study subject and/or data accrual; (2) cooperation in carrying out the research (e.g., attendance at Steering Committee meetings, implementation of group decisions, compliance with terms of award and reporting requirements); and/or (3) maintenance of a high quality of research which will allow pooling of data and comparisons across multiple cooperative agreement awards for common data elements.

3.   JOINT RESPONSIBILITIES

In addition to the interactions defined above, awardees and NIAID staff shall share responsibility for the organization of and participation on a Scientific Steering Committee. A Scientific Steering Committee for each SDDG organized by the Principal Investigators of a test development awardee and the test evaluation awardee and the NIAID Scientific Coordinator will be the main oversight body of the study. The steering committee will be comprised of the Principal Investigators from a development and the evaluation cooperative agreements, the NIAID Scientific Coordinator, and two to three peers from the scientific community. The peers from the scientific community shall be selected jointly by the Principal Investigators and the NIAID Scientific Coordinator.

The Steering Committee has primary responsibility to design joint research activities, establish priorities, develop common methods and procedures including data recording forms, establish and maintain quality control among awardees, review progress, coordinate and standardize data management, and cooperate on the publication of results. Major scientific decisions regarding data will be determined by the Steering Committee. The Steering Committee will document progress in written reports to the NIAID Scientific Coordinator and will provide periodic supplementary reports upon NIAID request.

An initial meeting of the Steering Committee will be convened early after award by the NIAID Scientific Coordinator. The final structure of the Steering Committee will be established at the



                                       5.

first meeting. The NIAID Program Officer will have voting membership on the Steering Committee. After the initial meeting, the Steering Committee will meet 1-2 times per year.

A Chairperson, other than the NIAID Program Officer, will be selected by vote of the members. The Chairperson is responsible for coordinating the Committee activities, for preparing meeting agendas, for scheduling and chairing meetings, and for preparing and disseminating a concise summary of each meeting to members of the Committee.

4.   PATENT COVERAGE

Because the discovery of innovative, non-invasive, rapid, sensitive, specific and reliable diagnostic tests to identify active infection due to N. gonorrhoeae or C. trachomatis is the goal of this effort, and since active involvement by the private sector is facilitated by the existence of adequate patent coverage, it is essential that applicants provide plans to ensure such coverage. With the potential for involvement of several institutions, the patent situation could be complicated. Each applicant for a test development award must, therefore, provide a detailed description of the approach to be used for obtaining patent coverage and for licensing where appropriate, in particular where the invention may involve investigators from more than one institution. Each applicant must provide a detailed description of the procedures to be followed for the resolution of legal problems that may develop. Attention is drawn to the reporting requirements of 35 U.S.C. Parts 200-212 and 37 CFR Part 401 or FAR 52.227-11. Instructions were also published in the NIH Guide for Grants and Contracts, Vol. 19, No. 23, June 22, 1990. Note that non-profit organizations (including universities) and small business firms retain the rights to any patent resulting from Government contracts, grants, or cooperative agreements.

It is also noted that a Presidential memorandum of February 18, 1983 extended to all business concerns, regardless of size, the first option to the ownership of rights to inventions as provided in P.L. 96-517. As a result of this memorandum, the relationships among industrial organizations and other participants are simplified, since all Group members can now be full partners in the research and in any inventions resulting therefrom. The specific patenting arrangements among institutions may vary and could include joint patent ownership, exclusive licensing arrangements, etc. Applicants are encouraged to develop an arrangement that is most suitable for their own particular circumstances.

Federal regulation clause 37 CFR 401 and HHS Inventions regulations at 45 CFR Parts 6 and 8 require that NIH be informed of inventions and licensing occurring under NIH funded research. Invention and licensing reports must be submitted to Extramural Invention Reports Office, Office of Extramural Research, Building 31, Room 5B41, NIH, 9000 Rockville Pike, Bethesda, MD 20892.

5.   ARBITRATION PROCESS

Any disagreement that may arise on scientific/programmatic matters (within the scope of the award), between award recipients and the NIAID may be brought to arbitration. An arbitration panel will be composed of three members -- one awardee designee, one NIAID designee, and a third designee with expertise in the relevant area and chosen by the other two. This special arbitration procedure in no way affects the awardee's right to appeal an adverse action that is



                                       6.

otherwise appealable in accordance with PHS regulations 42 CFR Part 50, Subpart D and HHS regulation at 45 CFR Part 16.








                                    7.

                             NIAID GRANTS MANAGEMENT                    10/16/95
                         DETAILED BUDGET RECOMMENDATIONS
                                                     Prepared by: SHARIE BERNARD

                         GRANT NUMBER: I U01 AI 39223-01
                              P.I.: CROSBY, MARK A
                           INSTITUTION: BIOSTAR, INC.

MAIN BUDGET                             YEAR 1             YEAR 2             YEAR 3
========================================================================================
Salaries                              137,000             167,480            174,179
Fringe Benefits                        24,210              30,146             31,352
========================================================================================
PERSONNEL                             161,210             197,626            205,531
CONSULTANTS                                 0              20,000             10,000
EQUIPMENT                             102,500              75,000             65,000
SUPPLIES                               22,500              23,400             24,336
TRAVEL, D.                             31,500              32,760             34,070
TRAVEL, F.                                  0                   0                  0
INPATIENT                                   0                   0                  0
OUTPATIENT                                  0                   0                  0
ALTERATIONS                            20,000                   0                  0
3RD PARTY DIRECT                       54,262              56,433             58,690
3RD PARTY INDIRECT                     27,077              28,160             29,286
OTHER                                  31,200               1,600              1,600
========================================================================================
TOTAL DIRECT COSTS                    450,249             434,979            428,513
FUNDING PLAN 100%                     450,249             434,979            428,513


Annual increases for personnel, consultants, supplies, travel, and other expenses have been calculated at 4%.

REVIEWERS' RECOMMENDATIONS




                                       8.

1 UO1 AI 39223-01


CONSORTIUM                                YEAR 1          YEAR 2            YEAR 3
=====================================================================================
Salaries                                  37,415          38,912            40,468
Fringe Benefits                            9,154           9,520             9,901
=====================================================================================
PERSONNEL                                 46,569          48,432            50,369
CONSULTANTS                                    0               0                 0
EQUIPMENT                                      0               0                 0
SUPPLIES                                   7,325           7,618             7,923
TRAVEL, D.                                     0               0                 0
TRAVEL, F.                                     0               0                 0
INPATIENT                                      0               0                 0
OUTPATIENT                                     0               0                 0
ALTERATIONS                                    0               0                 0
THIRD PARTY                                    0               0                 0
OTHER                                        368             383               398
=====================================================================================
TOTAL DIRECT COSTS                        54,262          56,433            58,690
TOTAL INDIRECT COST                       27,077          28,160            29,286
=====================================================================================
TOTAL COSTS                               81,339          84,593            87,976



                                       9.